SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 20, 2004

Norstan, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-8141	41-0835746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5101 Shady Oak Road
Minnetonka, Minnesota 55343

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (952) 352-4000

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

     On December 20, 2004, Black Box Corporation, a Delaware corporation (“Black Box”), SF Acquisition Co., a Minnesota corporation and a wholly owned subsidiary of Black Box (“Purchaser”), and Norstan, Inc., a Minnesota corporation (“Norstan” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

     Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, $0.10 par value per share (the “Company Common Stock”), of Norstan, including the associated common stock purchase rights (the “Rights,” and referred to collectively with the Company Common Stock as the “Shares”), at a price equal to $5.60 per Share, net to the seller in cash (or any higher price per Share paid in the Offer) (the “Per-Share Amount”), without interest, and subject to applicable withholding taxes. Upon the terms and subject to the conditions set forth in the Merger Agreement, following a successful completion of the Offer, Purchaser will be merged with and into Norstan with Norstan surviving the merger as a wholly owned subsidiary of Black Box (the “Merger”). In the Merger, each Share (other than Shares owned by Black Box, Purchaser or shareholders, if any, who have perfected statutory dissenters’ rights under Minnesota law) will be converted into the right to receive the Per-Share Amount, without interest, and subject to applicable withholding taxes.

     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares, together with any Shares then owned by Black Box or Purchaser (including Shares subject to the Voting and Tender Agreement, defined and discussed below), that, immediately prior to acceptance for payment pursuant to the Offer, represents at least a majority of the sum of (a) the aggregate number of Shares immediately prior to acceptance for payment, plus (b) the aggregate number of Shares issuable upon the exercise of any option, warrant, other right to acquire capital stock of the Company, or other security exercisable for or convertible into Shares or other capital stock of the Company, any of which is outstanding immediately prior to acceptance for payment of Shares pursuant to the Offer.

Voting and Tender Agreement

     Concurrently with the execution of the Merger Agreement, the directors and officers of Norstan (the “tendering shareholders”) also entered into a Voting Tender and Voting Agreement, dated as of December 20, 2004 (the “Voting and Tender Agreement”), with Purchaser and Black Box. As of December 20, 2004, the tendering shareholders collectively owned 636,019 Shares, excluding unvested shares of restricted stock (approximately 5% of the Shares then outstanding) directly or through affiliates. The tendering shareholders have agreed to tender to Purchaser in the Offer all of the Shares that each of them owns, including any Shares which such tendering shareholder acquires ownership of after the date of the Voting Tender Agreement and prior to the termination of the Voting Tender Agreement, including any Shares of unvested restricted stock upon an event causing such Shares to vest.

     The Voting and Tender Agreement also grants each of Black Box and Purchaser an irrevocable option to purchase each outstanding Share owned by the tendering shareholders at the Per-Share Amount. Black Box or Purchaser may exercise this option at any time after the expiration of the Offer and until the earlier of the effectiveness of the Merger or the termination of the Merger Agreement in accordance with its terms. Furthermore, each tendering shareholder has agreed, at any meeting of the shareholders of Norstan, to vote all Shares (a) in favor of adopting the Merger Agreement and any transactions contemplated thereby, including the Merger, (b) against any alternative transaction proposal and

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(c) against any action that would delay, prevent or frustrate the Offer and the Merger and the related transactions contemplated by the Merger Agreement. The number of Shares subject to the foregoing restrictions may not exceed 19.9% of the Shares outstanding.

Stock Option Agreement

     Pursuant to a Stock Option Agreement, dated as of December 20, 2004, by and among Black Box, Purchaser and Norstan (the “Option Agreement”), the Company has granted to Purchaser an irrevocable option to purchase, at the Per-Share Amount, that number of Shares necessary for Purchaser to obtain ownership of at least 90% of the outstanding Shares on an a fully diluted basis. Purchaser’s exercise of this option is conditioned upon Purchaser and Black Box owning, immediately prior to any exercise of the Option Agreement, an aggregate of at least 80% of the Shares and, immediately following such exercise, at least 90% of the Shares. Purchaser may exercise this option at any time, or from time to time, after the expiration of the Offer until the earlier of immediately following the effectiveness of the Merger or the termination of the Merger Agreement in accordance with its terms.

Amendment to Rights Plan

     On December 20, 2004, the Company entered into an Amendment No. 3 to Rights Agreement (the “Rights Plan Amendment”) with Wells Fargo Bank, National Association (the “Rights Agent”). The Rights Plan Amendment amends the Company’s Amended and Restated Rights Agreement with the Rights Agent, originally dated as of April 1, 1998 (as first amended on February 28, 1999, and second amended on March 23, 2001) (the “Rights Plan”). The Company’s board of directors approved the Rights Plan Amendment on December 20, 2004, in order to exempt Black Box, Purchaser, and the Merger and the transactions contemplated by the Merger Agreement (including the Option Agreement and the Voting and Tender Agreement, and the transactions contemplated thereby) from the offering persons and transactions triggering an issuance of Rights under the Rights Plan. In the event the Merger Agreement is terminated without consummation of the Merger contemplated thereby, Black Box (or any other person attempting to engage in a takeover transaction) would again become an offering person that would trigger an issuance of Rights under the Rights Plan.

Term Sheets and New Severance Agreements

     Each of Ms. Warner and Messrs. Christian, Vold, Laughlin, Anderson and Perry (collectively, the “Executives”) have signed term sheets outlining compensation plans for the period after the effective time of the Merger (the “Term Sheets”) and will enter into new severance agreements with Black Box, to be effective as of such effective time (the “New Severance Agreements”), which will terminate their existing employment agreements and existing severance agreements. The obligations to and of Messrs. Baszucki, Van Beusekom and Lehrman under their existing agreements, including their change-of-control arrangements, will continue to apply after the Merger. The Company is a party to the Term Sheets.

     The Term Sheets provide that the Executives will continue to receive their existing base salaries through the fiscal year ending March 31, 2006, and will be eligible for bonuses which may be awarded pursuant to bonus, incentive or similar plans. The Term Sheets also provide that, subject to Black Box shareholder approval, the foregoing Executives will receive grants of non-qualified stock options to purchase shares of common stock of Black Box in the amount of 20,000 shares (50,000 shares in the case of Mr. Christian), each with a three-year vesting schedule. Each Executive, other than Mr. Christian, is subject to a one-year non-competition and non-solicitation agreement effective upon termination of employment. Mr. Christian will be subject to a two-year non-competition and non-solicitation agreement effective upon termination of employment.

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     Pursuant to the New Severance Agreements, the Executives will waive and render inapplicable to the transactions contemplated by the Merger Agreement, including the Offer and the Merger, the change-in-control provisions in their existing agreements. In addition, the New Severance Agreements will provide that, if there is a change in control of Black Box prior to the three-year anniversary of the Effective Time, or an Executive’s employment is terminated without cause prior to the one-year anniversary of the Effective Time, the Executive shall be entitled to receive a severance payment in an amount equal to such Executive’s annual base salary rate in effect on the date of termination, plus incentive bonus. In the event an Executive is terminated without cause after the one-year anniversary of the Effective Time, such Executive will be entitled to severance pay (except in the case of a change in control) equal to one year (in the case of Mr. Christian), nine months (in the case of Mr. Vold) or six months (in the case of the other Executives) of base salary or the Surviving Corporation’s then-current severance policy, whichever is greater. The New Severance Agreements will further provide that each of the Executives will receive a retention bonus for remaining in the employ of the Surviving Corporation after the Merger. Mr. Christian’s retention bonus will be $714,000, payable in three installments of $238,000 each. The other Executives will receive a retention bonus in an amount equal to 50% of the amount payable under their existing severance agreements upon a qualifying change in control payable in four equal installments in the case of Mr. Vold, or three equal installments in the case of the other Executives.

Item 3.03 Material Modification to Rights of Security Holders.

     The disclosures above regarding the amendment to the Company’s Amended and Restated Rights Plan under the caption “Amendment to Rights Plan” in Item 1.01 of this Current Report, are incorporated herein by this reference.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORSTAN, INC.
Date: December 23, 2004	By:	/s/ Scott G. Christian
Scott G. Christian, Chief Executive Officer

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